CSFB 05-9

A_COMPS

Pay rules

1.

Pay the NAS Priority Amount to the NAS

2.

Pay according to the PAC schedule to the PAC

3.

Pay according to the Aggregate TAC A as follows:

a.

Pay according to the TAC B to the FLT until retired

b.

Pay the COR2 until retired

c.

Pay disregarding the TAC B to the FLT until retired

4.

Pay the Z until retired

5.

Pay disregarding the Aggregate TAC A as follows:

a.

Pay according to the TAC B to the FLT until retired

b.

Pay the COR2 until retired

c.

Pay disregarding the TAC B to the FLT until retired

6.

Pay disregarding the PAC schedule to the PAC

7.

Pay the LCF until retired

8.

Pay the NAS until retired

Z accrual amount:

1.

Pay the Aggregate TAC A as described in step3 above

2.

Pay the Z until retired

Pxing Speed = 100 PPC (8 TO 24 CPR OVER 12 MONTHS, 24 CPR THERAFTER)

NAS bonds = NAS standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total NAS Balance/Total Non-PO Balance

Floater Bonds:

FLT – 0 day delay, 1ML + .65%, 5.5% cap, .65% floor (EXTERNAL CAP WITH 4.85% STRIKE AND 8.85% CEILING)

Inverse IO Bonds:

INV – 0 day delay , 4.85% - 1 ML, 4.85% cap, 0% floor

Settlement = 9/30/05